Exhibit 99.1

Cereplast, Inc.
Consolidated Financial Statements
November 30, 2009 and December 31,2008

Report of Independent Registered Public Accounting Firm
To the Board of Directors
Cereplast, Inc.
Hawthorne, California
We have reviewed the accompanying consolidated balance sheet of Cereplast, Inc. as of November 30, 2009, and the related consolidated statements of operations and other comprehensive income and cash flows for the eleven-month period ended November 30, 2009. These consolidated financial statements are the responsibility of the Company’s management.
We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.
Based on our review, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements referred to above for them to be in conformity with U.S. generally accepted accounting principles.
We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board, the consolidated balance sheet of Cereplast, Inc. as of December 31, 2008, and the related consolidated statements of operations and other comprehensive income, stockholder’s equity (not presented herein), and cash flows for the year then ended; and in our report dated March 30, 2009, we expressed an unqualified opinion on those financial statements and included an explanatory paragraph concerning matters that raise substantial doubt about the Company’s ability to continue as a going concern. In our opinion, the information set forth in the accompanying consolidated balance sheet as of December 31, 2008, and the related consolidated statements of operations and other comprehensive income and cash flows for the year then ended are fairly stated, in all material respects, in relation to the consolidated financial statements from which they have been derived.
HJ Associates & Consultants, LLP
Salt Lake City, Utah
January 6, 2010

CEREPLAST, INC.
CONSOLIDATED BALANCE SHEETS

	11/30/2009	12/31/08
	(Unaudited)	(Audited)
ASSETS
Current Assets
Cash	$988,114	$501,699
Accounts Receivable, Net	527,018	280,102
Subscription Receivable	1,005,000	—
Inventory, Net	952,160	1,838,775
Prepaid Expenses	721,794	160,863

Total Current Assets	4,194,086	2,781,439

Property and Equipment
Property and Equipment	5,439,102	5,729,051
Accumulated Depreciation and Amortization	(1,474,364)	(1,132,337)

Net Property and Equipment	3,964,738	4,596,714

Other Assets
Restricted Cash	—	48,628
Intangibles, Net	184,897	173,285
Deposits	34,115	44,943

Total Other Assets	219,012	266,856

Total Assets	$8,377,836	$7,645,009

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts Payable	$1,369,198	$1,114,744
Other Payables	1,475	33,634
Accrued Expenses	904,440	829,933
Capital Leases, Current Portion	29,329	47,440
Convertible Shareholder Loan	—	212,482
Loan Payable, Current Portion	—	3,874

Total Current Liabilities	2,304,442	2,242,107

Long-Term Liabilities
Capital Leases	9,715	40,045

Total Long-Term Liabilities	9,715	40,045

Total Liabilities	2,314,157	2,282,152

Shareholders’ Equity
Preferred Stock, $0.001 Par Value; 5,000,0000 Authorized Preferred Shares	—	—
Common Stock, $0.001 Par Value; 495,000,000 Authorized Shares; 343,569,043 Shares & 281,134,359 Shares Issued and Outstanding, Respectively	343,569	281,134
Common Stock Subscribed, not Issued	2,230,000	250,000
Additional Paid in Capital	37,642,447	34,175,023
Retained Earnings/(Deficit)	(34,189,194)	(29,372,020)
Other Comprehensive Income	36,857	28,720

Total Shareholders’ Equity	6,063,679	5,362,857

Total Liabilities and Shareholders’ Equity	$8,377,836	$7,645,009

See accountants review report and accompanying notes to consolidated financial statements.

CEREPLAST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME

	Eleven Months Ended	Year Ended
	11/30/2009	12/31/2008
	(Unaudited)	(Audited )

GROSS SALES	$2,591,885	$4,599,303
Sales Discounts, Returns & Allowances	(12,381)	(87,147)

NET SALES	2,579,504	4,512,156

COST OF SALES	2,199,425	4,431,976

GROSS PROFIT (Deficit)	380,079	80,180

OPERATING EXPENSES
Depreciation and Amortization	491,981	545,832
Financing Costs	—	100,027
Marketing Expense	345,295	1,547,547
Professional Fees	585,398	996,322
Rent Expense	548,150	1,064,765
Research and Development	297,497	1,071,814
Salaries & Wages	1,586,152	3,263,518
Salaries & Wages — Stock Based Compensation	21,544	2,859,680
Other Operating Expenses	1,098,435	1,829,864

TOTAL OPERATING EXPENSES	4,974,452	13,279,369

LOSS FROM OPERATIONS BEFORE OTHER INCOME(EXPENSES)	(4,594,373)	(13,199,189)

OTHER INCOME (EXPENSES)
Gain on Marketable Securities	—	346,280
Loss on Settlement of Litigation	(67,200)	—
Loss on Sale of Equipment	(154,666)	(4,588)
Interest Income	21,285	117,628
Interest Expense	(22,220)	(8,832)

TOTAL OTHER INCOME (EXPENSES)	(222,801)	450,488

LOSS BEFORE PROVISIONS FOR TAXES	(4,817,174)	(12,748,701)

Provision for Taxes	—	—

NET LOSS	(4,817,174)	(12,748,701)

OTHER COMPREHENSIVE INCOME
Gain (loss) on Foreign Currency Translation	8,137	28,720

TOTAL COMPREHENSIVE LOSS	$(4,809,037)	$(12,719,981)

BASIC AND DILUTED LOSS PER SHARE	$(0.02)	$(0.05)

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING BASIC AND DILUTED	317,060,950	265,767,377

See accountants review report and accompanying notes to consolidated financial statements.

CEREPLAST, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Eleven Months Ended	Year Ended
	11/30/2009	12/31/2008
	(Unaudited)	(Audited )
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,817,174)	$(12,748,701)
Adjustment to reconcile net loss to net cash used in operating activities
Depreciation and amortization	491,981	545,832
Reserve for Inventory Obsolescence	(107,563)	132,000
Allowance for Doubtful Accounts	12,384	18,051
Loss on sale of equipment	154,666	4,588
Gain on sale of securities	—	(346,280)
Common Stock and Common Stock Equivalents Issued for Services, Salaries & Wages	(27,726)	3,115,992
Loss on Settlement of Litigation	67,200	—
(Increase) Decrease in:
Accounts Receivable	(259,299)	132,867
Inventory	994,178	(143,108)
Deposits	10,828	(14,465)
Prepaid Expenses	519,735	(93,273)
Restricted Cash	48,628	24,264
Intangibles	(19,528)	(161,122)
Increase (Decrease) in:
Accounts Payable	310,138	514,455
Accrued Expenses	74,507	676,986
Other Payables	(32,159)	33,488

NET CASH USED IN OPERATING ACTIVITIES	(2,579,204)	(8,308,426)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(18,351)	(2,891,918)
Proceeds from sale of equipment	3,725	2,936
Proceeds from sale of securities	—	346,780

NET CASH USED IN INVESTING ACTIVITIES	(14,626)	(2,542,202)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances/(Payments) on Shareholder Loans	—	212,482
Payments on Capital Leases	(48,441)	(71,767)
Payments on Term Loan Payable	(3,874)	(11,138)
Proceeds from issuance of common stock and subscription receivable	3,124,423	2,600,316

NET CASH PROVIDED BY FINANCING ACTIVITIES	3,072,108	2,729,893

FOREIGN CURRENCY TRANSLATION	8,137	28,720

NET DECREASE IN CASH	486,415	(8,092,015)

CASH, BEGINNING OF PERIOD	501,699	8,593,714

CASH, END OF PERIOD	$988,114	$501,699

SUPPLEMENTAL SCHEDULE OF CASH FLOW INFORMATION
During the eleven months ended November 30, 2009, the Company issued 34,326,819 shares in exchange for gross proceeds of $1, 716,341 under private placements, 4,568,283 shares in exchange for net proceeds of $300,000 pursuant to a Periodic Equity Investment Agreement, and 5,000,000 shares in fulfillment of subscriptions payable of $250,000. During the year ended December, 31, 2008, the Company issued 11,988,637 shares in exchange fro gross proceeds of $2,637,500 under a private placement. During the eleven months ended November 30, 2009, and the year ended December 31, 2008, the Company paid $15,845 and $8,832, respectively, in cash for interest and $0 for taxes.
SUPPLEMENTAL SCHEDULE OF NON-CASH TRANSACTIONS
During the eleven months ended November 30, 2009, the Company issued 4,445,982 shares valued at $472,009 for services to directors and employees and 14,093,600 shares valued at $1,408,162 for prepaid services and debt repayment to third parties. The Company also recognized $(499,735) of net expense related to vesting of employee stock options for the same period. During the year ended December 31, 2008, the Company issued 8,277,233 shares, valued at $2,321,313 for services to employees and directors and 1,566,090 shares valued at $216,613 for services to third parties. The Company also recognized $578,067 of expense related to the vesting of employee stock options for the year ended December 31, 2008.
See accountants review report and accompanying notes to consolidated financial statements.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
November 30, 2009
(Unaudited)
1. ORGANIZATION AND LINE OF BUSINESS
Organization
We were incorporated on September 29, 2001 in the State of Nevada under the name of Biocorp North America Inc. On March 18, 2005, we filed an amendment to our certificate of incorporation to change our name to Cereplast, Inc.
Line of Business
We have developed and are commercializing proprietary bio-based resins through two complementary product families: Cereplast Compostables® Resins which are renewable, ecologically sound substitute for petroleum-based plastics and Cereplast Hybrid® Resins, which replace up to 50% of the petroleum-based content of traditional plastics with materials from renewable resources. Our resins aim to be competitively priced compared to petroleum-based plastic resins and can be converted into finished products using conventional manufacturing equipment without significant additional capital investment by downstream converters.
The demand for non-petroleum based, clean and renewable sources for materials, such as bioplastics, and the demand for compostable/biodegradable products are being driven globally by a variety of factors, including fossil fuel price volatility, energy security and environmental concerns. These factors have led to increased spending on clean and renewable products by corporations and individuals as well as legislative initiatives at the local and state level.
We are a full-service resin solution provider uniquely positioned to capitalize on the rapidly increasing demand for sustainable and environmentally friendly alternatives to traditional plastic products.
We primarily conduct our operations through three product families:
•
Cereplast Compostables Resins® are renewable, ecologically-sound substitutes for petroleum-based plastics targeting primarily single-use disposables and packaging applications. We offer 17 commercial grades of Compostables Resins in this product line. These resins are compatible with existing manufacturing processes and equipment making them a ready substitute for traditional petroleum-based resins. We commercially introduced our Compostables line in November 2006.

•
Cereplast Hybrid Resins® replace up to 50% of the petroleum content in conventional plastics with bio-based materials such as industrial starches sourced from plants. The Hybrid Resin line is designed to offer similar properties to traditional polyolefins such as impact strength and heat deflection temperature, and is compatible with existing converter processes and equipment. Hybrid Resins provide a viable alternative for brand owners and converters looking to partially replace petroleum-based resins in durable goods applications. Hybrid Resins address this need in a wide range of markets, including automotive, consumer goods, consumer electronics, medical, packaging, and construction. We commercially introduced our first grade of Hybrid Resin, Hybrid 150, at the end of 2007. We currently offer two commercial grades in this product line.

•
Cereplast Algae Plastics™. In October 2009 we announced that we have been developing a new technology to transform algae into bioplastics and intend to launch a new family of algae-based resins that will complement the company’s existing line of Compostables & Hybrid resins. Although we do not expect this new technology to become commercial before the end of 2010 or early 2011, it remains an important

•
development as we believe that the potential open by algae is quite substantial. Cereplast algae-based resins could replace in a first step 50% or more of the petroleum content used in traditional plastic resins. Currently, Cereplast is using renewable material such as starches from corn, tapioca, wheat and potatoes and Ingeo® PLA. Recently the algae production business has attracted a lot of attention when Exxon announced a $600 million investment in Synthetic Genomics and BP’s $10 million investment in Martek Biosciences. The Company retains that algae is a very attractive feedstock as it does offer a low carbon footprint alternative and at the same time could be accessible in very large quantity. We also have a future plan to create algae plastic made of 100% algae component abandoning any reliance on fossils fuels.

As of November 30, 2009, over 230 companies have requested and been provided with samples of our bioplastic resin and 150 customers have purchased resin for trials and testing. Of these, 80 customers have advanced to prototype testing and qualification of more than 135 different product applications. Thirty customers, including Dorel Industries, WNA, Alcoa, Genpak, Innoware, Penley, Solo, Cadaco, Jatco, Dentek, CSI-Cosmolab, Warner Tools, Handgards and Pace Industries, have commercialized and introduced 95 different bioplastic products using our resin. As a result of successful testing and commercial product launches, some of our customers have signed multi-year supply contracts with increasing volume.
On May 19, 2009, we announced a new strategic plan (“Strategic Restructuring Program”) to accelerate growth, and reduce costs by outsourcing manufacturing and concentrating our activities on core strengths in design and development, and sale and distribution of our resins. (Refer to Exhibit 99.1 of our Form 8-K filed on May 19, 2009 for the complete announcement) Although we continue to operate our Hawthorne manufacturing facility to supply our current customers, we are in advanced negotiation with a resin compounder to enter into a strategic partnership to manufacture our proprietary resins and we expect that such a partnership arrangement will be completed before year end.
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation and Consolidation
The accompanying interim unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the U.S. (“GAAP”) for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. The consolidated financial statements include the financial condition and results of operations of our wholly-owned subsidiary, Cereplast International, S.A., a Luxembourg company organized during the year ended December 31, 2008 for the purpose of conducting sales operations in Europe. Intercompany balances and transactions have been eliminated in consolidation. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the eleven-month period ended November 30, 2009, are not necessarily indicative of the results that may be expected for year ending December 31, 2009. For further information, refer to the financial statements for the year ended December 31, 2008 and notes thereto included in our Annual Report on Form 10-K, filed on March 30, 2009.
This summary of our significant accounting policies is presented to assist in understanding our financial statements. The financial statements and notes are representations by our management, which is responsible for their integrity and objectivity. These accounting policies conform to GAAP and have been consistently applied in the preparation of the financial statements.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the accompanying financial statements. Significant estimates made in preparing these financial statements include the estimate of useful lives of property and equipment, the deferred tax valuation allowance and the fair value of stock options. Actual results could differ from those estimates.

Cash and Cash Equivalents
We consider all highly liquid investments with an original maturity of three months or less to be cash equivalents. At various times throughout the year, we may have exceeded federally insured limits.
Concentration of Credit Risk
We had unrestricted cash, cash equivalents, and short-term investments, totaling $988,114 at November 30, 2009 and $501,699 at December 31, 2008. The unrestricted cash and cash equivalents are held for working capital purposes. We do not enter into investments for trading or speculative purposes. Some of the securities in which we invest, however, may be subject to market risk. This means that a change in prevailing interest rates may cause the principal amount of the investment to fluctuate. To minimize this risk, we intend to maintain our portfolio of cash equivalents and short-term investments in a variety of securities, including commercial paper, money market funds, debt securities and certificates of deposit. Due to the short-term nature of these investments, we believe that we do not have any material exposure to changes in the fair value of our investment portfolio as a result of changes in interest rates. As of November 30, 2009 all of our investments were held in money market accounts and short-term instruments. We actively monitor changes in interest rates.
Other Concentration
During the eleven months ended November 30, 2009, we had two significant suppliers that accounted for 29.3% and 17.5%, respectively, of total cost of goods sold and had one customer, Dorel Juvenile Group, which accounted for 37.0% of total sales. No other supplier or customer accounted for more than 10% of cost of sales or sales during this period.
Restricted Cash
We had no restricted cash at November 30, 2009, and $48,628 at December 31, 2008. The restricted cash amount consisted of a “Certificate of Deposit” which supported a “Letter of Credit” for a leased facility.
Fair Value of Financial Instruments
The carrying amounts of our financial instruments as of November 30, 2009, and December 31, 2008, which include cash equivalents, accounts receivable, unbilled receivables, accounts payable, accrued expenses, and advances on financing from investors, approximate their fair values due to the short-term nature of these instruments.
Accounts Receivable
We maintain an allowance for doubtful accounts for estimated losses that may arise if any of our customers are unable to make required payments. Management performs a review of the receivables past due from the customers on a monthly basis and reserves against uncollectible items for each customer after all reasonable means of collection have been exhausted, and the potential for recovery is considered remote. The allowance for doubtful accounts was $40,621 as of November 30, 2009, and $29,350 as of December 31, 2008.

Inventories
Inventories are stated at the lower of cost (first-in, first-out basis) or market, and consist primarily of raw materials used in the manufacturing of bioplastic resins, finished bioplastic resins and finished goods. Inventories are reviewed for excess and obsolescence and a reserve is established accordingly. As of November 30, 2009 and December 31, 2008, the inventories are as follows:

	11/30/09	12/31/08
Raw Materials	$364,316	$608,984
Bioplastic Resins	507,155	1,040,255
Finished Goods	80,194	291,890
Packaging Materials	24,932	29,646
Reserve for Obsolescence	(24,437)	(132,000)

Inventories, Net	$952,160	$1,838,775

Property and Equipment
Property and equipment are stated at cost, and depreciation is computed on the straight-line method over the estimated useful lives of the assets. The estimated useful lives of the assets are between five and seven years. Repairs and maintenance expenditures are charged to expense as incurred. Property and equipment consist of:

	11/30/09	12/31/08
Equipment	$2,525,388	$2,583,499
Construction in Progress	2,604,314	2,593,937
Furniture & Fixtures	275,055	325,738
Leasehold Improvements	34,345	225,877

	5,439,102	5,729,051
Less Accumulated Depreciation	(1,474,364)	(1,132,337)

Net Property and Equipment	$3,964,738	$4,596,714

Intangibles
Intangibles are stated at cost and consist primarily of patents and trademarks. Amortization is computed on the straight-line method over the estimated life of these assets, estimated to be between five and 15 years.

	11/30/09	12/31/08
Intangibles	$208,455	$188,927
Less Accumulated Amortization	(23,558)	(15,642)

Net Intangibles	$184,897	$173,285

Deferred Income Taxes
Deferred income taxes are provided using the liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of the changes in tax laws and rates as of the date of enactment.
When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

Interest and penalties associated with unrecognized tax benefits are classified as additional income taxes in the statement of income.
Revenue Recognition
We recognize revenue at the time of shipment of products, provided that evidence of an arrangement exists, title and risk of loss have passed to the customer, fees are fixed or determinable, and collection of the related receivable is reasonably assured.
Marketing and Advertising
We expense marketing and advertising costs as incurred. Marketing and advertising costs for the eleven months ended November 30, 2009, and the year ended December 31, 2008, were $345,295 and $1,548,297, respectively.
Research and Development Costs
Research and development costs are charged to expense as incurred. These costs consist primarily of research with respect to new grades of bioplastic resins, testing of both the bioplastic resins as well as testing of finished products made from the bio-based resins. These costs for the eleven months ended November 30, 2009, and the year ended December 31, 2008, were $297,497 and $1,048,581, respectively.
Stock-Based Compensation
We record compensation expense for employee stock based awards measured at fair value on date of grant with recognition of compensation over the service period for awards expected to vest. The fair value of stock options is determined using the Black-Scholes valuation model. Such value is recognized as expense over the service period, net of estimated forfeitures, using the straight-line method. Adjustments to this expense are made periodically to recognize actual rates of forfeiture which vary significantly from estimates. During the eleven months ended November 30, 2009, and the year ended December 31, 2008, such adjustments resulted in credits to stock based compensation of $879,183 and $0, respectively.
Loss per Share Calculations
Basic earnings per share is computed by dividing income available to common shareholders by the weighted-average number of common shares available. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Our diluted loss per share is the same as the basic loss per share for the eleven months ended November 30, 2009, and the year ended December 31, 2008, as inclusion of any potential shares would have had and anti-dilutive effect due to us generating a loss.
Legal Proceedings
From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results. In October 2009, we issued 700,000 share of restricted common stock valued at $67,200 under the terms of a litigation settlement.

3. CAPITAL STOCK
During the eleven months ended November 30, 2009, we issued shares of common stock as follows:
•
In a private placement transactions, which was made in reliance upon an exemption from registration under rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended the “Securities Act”), we issued 33,326,819 restricted shares of common stock for gross cash proceeds of $1,666,341, and 5,000,000 restricted shares of common stock in fulfillment of subscriptions received prior to December 31, 2008 of $250,000.

•
Also on February 18, 2009 we also issued 2,450,000 shares of restricted common stock valued at $212,482 to one of our shareholders, a party related to our Chief Executive Officer, in repayment of a convertible shareholder loan. The stock issuance includes 1,450,000 shares related to the original principal amount of $212,482 and 1,000,000 additional shares related to an agreement to waive default penalties.

•	We issued 10,381,100 shares of restricted common stock valued at $1,080,667 to third parties for services to be rendered over twelve-month terms beginning in March 2009, May 2009 and July 2009.

•	We issued 5,008,482 shares of restricted common stock valued at $519,822 to various employees, directors, and third parties for services rendered during the period.

•	We issued 4,568,283 shares of restricted common stock for net cash proceeds of $300,000 pursuant to the Periodic Equity Investment Agreement with Cumorah Capital, Inc. dated December 8, 2008.

•	We issued 700,000 shares of restricted common stock valued at $67,200 under the terms of a litigation settlement (see note 2).

•	We received subscription to purchase 44,600,000 shares of restricted common stock at $0.05 per share for total gross proceeds of $2,230,000 under the terms of a private placement.
Stock Option Activity
Under this 2004 Employee Stock Option Plan, the Board of Directors may issue incentive and non-qualified stock options to our employees. Options granted under these Plans generally expire at the end of five or 10 years and vest in accordance with a vesting schedule determined by our Board of Directors, usually over three years from the grant date. As of November 30, 2009, 13,375,000 shares are available for future grants under the 2004 Employee Stock Option Plan. We settle stock option exercises with newly issued common shares. The following is a summary of stock option activity (in thousands, except per share data):

	Eleven Months ended
	November 30, 2009
		Weighted Average
	Shares	Exercise Price
Outstanding—beginning of year	9,975	$0.56
Granted at fair value	—	—
Exercised	—	—
Canceled/forfeited	(7,050)	(0.56)

Outstanding—end of quarter	2,925	0.56

Options exercisable at quarter-end	1,950	$0.56

The following table summarizes information about stock options as of November 30, 2009 (in thousands, except per share data):

	Options Outstanding				Options Exercisable
			Weighted				Weighted
		Weighted	Average			Weighted	Average
		Average	Remaining	Aggregate		Average	Remaining	Aggregate
		Exercise	Contract	Intrinsic		Exercise	Contract	Intrinsic
	Shares	Price	Life	Value	Shares	Price	Life	Value
$0.0-$0.56	2,925	$0.56	4.30	—	1,950	$0.56	4.30	—

Total unrecognized compensation costs related to non-vested awards was approximately 330,382 as of November 30, 2009. These non-vested awards are expected to be exercised over the weighted average period of 4.30 years.
The aggregate intrinsic value in the table above represents the total pretax intrinsic value, based on our average stock price of $0.12 during the eleven months ended November 30, 2009, which would have been received by the option holders had all option holders exercised their options as of that date. Based on the average stock price during the eleven months ended November 30, 2009, there were no in-the-money options exercisable as of November 30, 2009.
No options were granted and no shares vested during the three months ended November 30, 2009. Additionally, no options were exercised during the eleven months ended November 30, 2009, and as such no cash was received from employees as a result of any such exercise of stock options.
4. LEASES
We currently operate out of two main locations in Hawthorne, California and Seymour, Indiana. The various leases underlying these two facilities are summarized below:
California Facilities — The Hawthorne facility consist of one building covering an aggregate of 25,000 square feet that serve as our main corporate office, research and development lab, production facility and logistic center. The Hawthorne facility is subject to two operating leases:
•	a lease for office, industrial and warehouse space with monthly rents of $15,405 expiring in January 2010;

•	a lease for office and warehouse space with monthly rents of $20,644 expiring in April 2012 has been vacated and terminated prior to expiration; and
An additional lease for a 30,000 square foot facility for office and warehouse space was terminated during the three months ended June 30, 2009 as part of our facilities consolidation and cost reduction efforts under out Strategic Restructuring Program.
Indiana Facility — The 105,000 square foot Seymour facility is currently used as a distribution facility for our products; construction and installation of our first production line is mechanically completed. The Seymour facility is subject to a lease with monthly rents of $25,000 expiring in January 2018, however the rent agreement has been amended with a substantial rent reduction for a period of several months ending at the end of 2010. As part of our Strategic Restructuring Program, we are currently in negotiations with several resin compounders to outsource manufacturing of our resins. Implementation of this plan may include the sale of the manufacturing equipment currently located on this premises and /or further consolidation of facilities.

5. LOANS PAYABLE
Term Loan
During the year ended December 31, 2004, the Company obtained a term loan payable in the amount of $50,000, bearing interest at 6.75% per annum. The loan matured and was fully repaid during the period ended June 30, 2009.
Shareholder Loan
During the year ended December 31, 2008, we received a loan of $212,482 from one of our shareholders, a party related to our Chief Executive Officer. The loan bore no interest and was repayable on or before January 15, 2009 at our discretion in cash or in shares of Cereplast common stock. On February 18, 2009, the loan was repaid with the issuance of 2,450,000 shares of Cereplast common stock valued at $212,482.
6. INCOME TAX
We are subject to U.S. and California income tax. Subject to limited statutory exceptions, we are no longer subject to federal, state and local or non-U.S. income tax examinations by tax authorities for years before 2004. We are not presently liable for any income taxes nor are we undergoing any tax examinations by the Internal Revenue Service. No Deferred Tax Assets and Deferred Tax Liabilities are included in the balance sheets at November 30, 2009, or December 31, 2008.
Our policy is to recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses.
7. CONTINGENCIES AND COMMITMENTS
Payment of Salaries & Employment Contracts
During the period ended November 30, 2009, we took additional measures to preserve working capital to continue to focus on financing operations and suspended or significantly reduced payment of salaries to certain employees. In July, 2009, we began repaying a portion of these suspended salaries.
In addition, as part of our workforce reduction efforts under our Strategic Restructuring Program, we furloughed certain senior management employees with whom we have employment contracts and are in default of some terms of these contracts. While we expect to incur some severance related costs associated with these reductions we cannot currently estimate the likelihood or amount of these restructuring costs.

8. SUBSEQUENT EVENTS
We evaluated our financial statements for subsequent events through January 6, 2010, the date the financial statements were issued. Other than the items noted below, we are not aware of any other subsequent events that would require recognition or disclosure in the financial statements.
Issuance of Capital Stock
Subsequent to November 30, 2009, we issued 44,600,000 shares of common stock in fulfillment of $2,230,000 in subscriptions received under the terms of a private placement transaction that was made in reliance upon an exemption from registration under rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1934.